Exhibit 99.1

Contact:	David Gryska Sr. Vice President and Chief Financial Officer Celgene Corporation (908) 673-9059	Brian P. Gill Vice President, Global Corporate Communications Celgene Corporation (908) 673-9530

CELGENE REPORTS RECORD THIRD QUARTER PRODUCT SALES AND OPERATING PROFITS

2007 Third Quarter Financial Results Year-Over-Year:

•	Total Revenue Increased 43 Percent to $350 Million

•	Product Sales Increased 48 Percent to $331 Million

•	REVLIMID® Net Product Sales Increased 97 Percent to $199 Million

•	THALOMID® Net Product Sales Increased to $111 Million

•	Adjusted Operating Income Increased 84 Percent to $146 Million

•	Adjusted Net Income Increased 109 Percent to $124 Million

•	Adjusted Earnings Per Share Increased 93 Percent to $0.29 Per Diluted Share

2007 Financial Outlook:

•	Adjusted Diluted Earnings Per Share Targeted to Approximately $1.05

•	Total Revenue Targeted to Approximately $1.375 Billion

Recent Highlights:

•	REVLIMID Granted Approval in Switzerland as a Treatment for Patients with Multiple Myeloma Who Have Received at Least One Prior Therapy

•	REVLIMID, in Combination with Dexamethasone, Compendia Listed for Newly Diagnosed Multiple Myeloma

•	Celgene Establishes Strategic Research and Development Collaboration with Array Biopharma

•	REVLIMID Clinical Study Reported Survival Advantage for Patients with Newly Diagnosed Multiple Myeloma in the Journal of Clinical Oncology

•	REVLIMID Clinical Study Reported Survival Advantage in Newly Diagnosed Multiple Myeloma Reported in the Mayo Clinic Proceedings

•	Updated REVLIMID Clinical Results Presented At The 12th International Workshop On Chronic Lymphocytic Leukemia (CLL)

•	THALOMID Improves Survival of Elderly Patients with Multiple Myeloma When Added to Standard Chemotherapy Regimen Reported in The Lancet

•	Over 200 Abstracts On Clinical Data Highlighting Celgene Products at Major Medical Meetings Year-to-Date

•	THALOMID® Intellectual Property Estate Expanded Through Issuance of Formulation Patent

•	Celgene Elects Ernest Mario, Ph.D. to Board of Directors

Upcoming Milestones:

•	Ongoing REVLIMID® European Launches Following Price, Reimbursement and Distribution Approvals on a Country by Country Basis

•	Advance International REVLIMID Regulatory Programs in Japan, Canada, Australia, Switzerland, and Other International Markets

•	Initiating REVLIMID Dose Escalation Study in Relapsed/Refractory CLL

•	Complete Enrollment in Expanded REVLIMID Phase II Trial in Relapsed/Refractory Non-Hodgkin’s Lymphoma

•	Advance CC-10004 And CC-11050 in Anti-Inflammatory Indications

•	Expand CC-10004 Phase II Recalcitrant Psoriasis Study

•	Initiate CC-10004 Phase II, Multicenter, Randomized, Dose-Ranging Study in Plaque-Type Psoriasis

•	REVLIMID Clinical Data to be Reported At Major Medical Meetings, and in Major Peer-Reviewed Publications

•	Advance CC-4047 In Hematological Malignancies And Solid Tumor Cancers

•	Complete Enrollment in CC-4047 Phase II Trial in Myelofibrosis

•	File IND for CC-930 for Clinical Investigation for Inflammatory Indications

SUMMIT, NJ – (October 25, 2007) – Celgene Corporation (NASDAQ: CELG) announced adjusted net income of $124.1 million, or adjusted earnings per diluted share of $0.29 for the quarter ended September 30, 2007. Based on U.S. Generally Accepted Accounting Principles (GAAP), Celgene reported net income of $38.8 million, or diluted earnings per share of $0.09 for the quarter ended September 30, 2007, including after-tax share-based employee compensation expense of $15.1 million, compared to net income in the prior year period of $20.4 million or diluted earnings per share of $0.05, including after-tax share-based employee compensation expense of $23.2 million. Total revenue was $349.9 million for the quarter ended September 30, 2007, an increase of 42.9 percent over the same period in 2006. The increase in total revenue was driven by REVLIMID net sales of $199.3 million, an increase of 96.7 percent over the same period in 2006. THALOMID net sales reached $110.7 million. ALKERAN® net sales for the third quarter of 2007 were $18.9 million compared to $12.2 million in the third quarter of 2006, an increase of 54.9 percent. Revenue from Focalin™ and the Ritalin® family of drugs totaled $15.8 million for the third quarter of 2007 compared to $17.9 million over the same period last year.

For the nine-month period of 2007, total revenue was a record $991.2 million, an increase of 58.9 percent year-over-year. Total net product sales reached a record $919.9 million, an increase of 64.3 percent year-over-year. REVLIMID net sales for the nine-month period of 2007 reached $526.5 million compared to $196.8 million in 2006. THALOMID net sales for the nine-month period of 2007 were $334.5 million compared to $322.8 million in 2006. Celgene posted adjusted net income of $320.1 million or adjusted earnings per diluted share of $0.75 during the nine-month period of 2007, compared to adjusted net income of $135.7 million or adjusted earnings per diluted share of $0.35 for the nine-month period of 2006. For the nine-month period of 2007 on a U.S. GAAP basis, Celgene reported net income of $151.1 million or earnings per diluted share of $0.36, compared to GAAP net income of $46.1 million or earnings per diluted share of $0.12 in 2006.

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See the attached Condensed Consolidated Statements of Operations and Reconciliation of GAAP Earnings to Adjusted Earnings for an explanation of the amounts excluded and included to arrive at adjusted net income, adjusted per share amounts and adjusted pro-forma income tax rate, for the three-month and nine-month periods ended September 30, 2007 and 2006. Adjusted or Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the Company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Adjusted net income and adjusted earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define adjusted diluted earnings per share amounts as adjusted net income divided by the GAAP weighted average number of diluted shares outstanding. Our definition of adjusted net income and adjusted diluted earnings per share may differ from similarly named measures used by others.

To support clinical development and to advance global regulatory filings the Company increased R&D investments in multiple international clinical programs evaluating REVLIMID® and other IMIDs® compounds. For the third quarter of 2007, the Company incurred adjusted R&D expenses of $84.3 million. These R&D expenditures support ongoing clinical progress in multiple proprietary development programs for REVLIMID and other IMiDs compounds; for our lead oral anti-inflammatory compounds; our pleiotropic pathway modifier program; as well as our kinase and ligase inhibitor programs and placental-derived stem cell program. On a GAAP basis, R&D expenses were $130.5 million for the third quarter of 2007, including a one-time charge of $41 million dollars primarily for the 2007 collaboration arrangement with Array BioPharma.

Adjusted selling, general and administrative expenses were $85.7 million for the third quarter in 2007 compared to $67.3 million for the quarter ending September 30, 2006. The increase of 27 percent is due to marketing and sales expenses related to product launch activities in Europe and continued expansion of Celgene International in over 40 countries and regions including the rest of Europe, Japan, Australia, and Canada. On a reported GAAP basis, selling, general and administrative expenses were $97.3 million for the third quarter in 2007.

For the quarter ended September 30, 2007, adjusted net interest and other net income (expense) increased to $26.5 million from $8.1 million over the same period in 2006.

Celgene reported more than $2.5 billion in cash and marketable securities as of September 30, 2007, an increase of $208 million over the sequential quarter ended June 30, 2007.

“This quarter Celgene took a tremendous step toward accomplishing its goal of becoming a world-leading hematology and oncology pharmaceutical company,” said Celgene Chairman and Chief Executive Officer Sol J. Barer. “We are expanding our reach as we work to turn incurable diseases into chronic illnesses for the millions of patients around the globe. We are fully committed to ensure that patients that can benefit from our discoveries have the opportunity to do so.”

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Webcast
Celgene will host a conference call to discuss the results and achievements of its third quarter 2007 operating and financial performance on October 25, 2007 at 9:00 a.m. EDT. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon October 25, 2007 until midnight EDT November 1, 2007. To access the replay, dial 1-888-203-1112 and enter reservation number# 1124248. The Company’s full year 2007 financial and operational results will be reported on Thursday February 7, 2008.

About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s website at www.celgene.com.

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company’s filings with the Securities and Exchange Commission such as Form 10-K, 10-Q and 8-K reports.

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Celgene Corporation and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation of GAAP Earnings to Adjusted Earnings
(Unaudited)
(In thousands, except per share data)

	Three Months Ended				Three Months Ended
	September 30, 2007				September 30, 2006
	GAAP	Adjustments(1)		Adjusted	GAAP	Adjustments(1)		Adjusted
Net product sales	$331,169	$—		$331,169	$223,105	$—		$223,105
Collaborative agreements and other revenue	4,616	—		4,616	4,632	—		4,632
Royalty revenue	14,123	—		14,123	17,102	—		17,102

Total revenue	349,908	—		349,908	244,839	—		244,839

Cost of goods sold	34,079	(155	) (2)(4)	33,924	34,205	(76	) (2)(4)	34,129
Research and development	130,545	(46,270	) (2)(6)	84,275	66,756	(2,689	) (2)	64,067
Selling, general and administrative	97,309	(11,564	) (2)(3)	85,745	89,592	(22,309	) (2)(3)	67,283

Total costs and expenses	261,933	(57,989)		203,944	190,553	(25,074)		165,479

Operating income	87,975	57,989		145,964	54,286	25,074		79,360

Equity in losses of affiliated companies	1,106	(988	) (4)	118	736	(736	) (4)	—
Interest and other income, net	26,414	71	(5)	26,485	8,026	27	(5)	8,053

Income before taxes	113,283	59,048		172,331	61,576	25,837		87,413

Income tax provision (benefit)	74,450	(26,197	) (7)	48,253	41,139	(13,167	) (7)	27,972

Net income	$38,833	$85,245		$124,078	$20,437	$39,004		$59,441

Per common share:
Net income — basic	$0.10	$0.22	(8)	$0.32	$0.06	$0.11	(8)	$0.17

Net income — diluted	$0.09	$0.20	(8)	$0.29	$0.05	$0.10	(8)	$0.15

Weighted average shares — basic	383,774			383,774	351,200			351,200

Weighted average shares — diluted	432,817			432,817	404,858			404,858

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1)	Adjusted net income and adjusted per share amounts for the three-month periods ended September 30, 2007 and 2006 eliminate the effects of charges for share-based employee compensation expense associated with the application of the Statement of Financial Accounting Standards, or SFAS, No. 123 (revised 2004), “Share-Based Payment”, or SFAS 123(R). The after tax net impact of share-based employee compensation expense reduced GAAP net income by $12,764, or $0.03 per diluted share, for the three-month period ended September 30, 2007 and $15,411, or $0.04 per diluted share, for the three-month period ended September 30, 2006. Adjusted net income and per share amounts for the three-month periods ended September 30, 2007 and 2006 also exclude amortization of acquisition intangibles resulting from the acquisition of Penn T Limited, charges to record our share of equity losses in EntreMed, Inc., charges recorded for changes in the estimated value of our investment in EntreMed, Inc. warrants and adjustments to the income tax provision to reflect an estimated pro-forma income tax rate. The three-month period ended September 30, 2007 also excludes research charges related to our collaborative arrangements with Array Biopharma, Inc. and PTC Therapeutics. See below for a description of line item adjustments.
Line Item Adjustments:

(2)	To exclude SFAS 123(R) share-based compensation expense totaling $15,076 and $23,193 for the three-month periods ended September 30, 2007 and 2006, respectively.

(3)	To exclude the amortization of acquisition intangibles resulting from the acquisition of Penn T Limited in the amount of $2,290 in 2007 and $2,217 in 2006.

(4)	To exclude the Company’s share of equity losses in EntreMed, Inc. and to adjust for our share of THALOMID royalties payable to EntreMed, Inc.

(5)	To exclude the charge recorded for changes in the estimated value of the Company’s investment in EntreMed, Inc. warrants.

(6)	To exclude $41,050 of research and development charges related to the 2007 collaboration arrangements with Array Biopharma, Inc. and PTC Therapeutics.

(7)	The adjusted income tax provision reflects an annualized 28.0% estimated pro-forma income tax rate for 2007 and a 32.0% estimated pro-forma income tax rate for 2006. The tax rates for both years were computed by taking the Company’s GAAP earnings in each taxable jurisdiction in which the Company operates and making adjustments required to arrive at taxable income (“book-tax adjustments”). Taxable income is increased to add-back the tax deduction for the exercise of employee stock options. In jurisdictions where net operating losses are available for carry forward, taxable income is reduced by the amount of net operating loss carry forwards that the Company believes will be deductible and sustainable upon audit. Taxable income, after the adjustments for employee stock options and net operating loss carryforwards, is multiplied by the applicable statutory tax rate to arrive at estimated taxes due. Estimated taxes due are divided by the Company’s adjusted income before taxes to arrive at the pro-forma income tax rates.

(8)	Adjusted per share amounts represent adjusted net income divided by the GAAP weighted average number of shares outstanding.

Celgene Corporation and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation of GAAP Earnings to Adjusted Earnings
(Unaudited)
(In thousands, except per share data)

	Nine Months Ended				Nine Months Ended
	September 30, 2007				September 30, 2006
	GAAP	Adjustments(1)		Adjusted	GAAP	Adjustments(1)		Adjusted
Net product sales	$919,910	$—		$919,910	$559,749	$—		$559,749
Collaborative agreements and other revenue	14,520	—		14,520	12,848	—		12,848
Royalty revenue	56,800	—		56,800	51,322	—		51,322

Total revenue	991,230	—		991,230	623,919	—		623,919

Cost of goods sold	84,835	(952	) (2)(4)	83,883	91,148	(995	) (2)(4)	90,153
Research and development	300,054	(52,215	) (2)(6)	247,839	178,298	(10,038	) (2)	168,260
Selling, general and administrative	318,716	(31,035	) (2)(3)	287,681	239,495	(53,976	) (2)(3)	185,519

Total costs and expenses	703,605	(84,202)		619,403	508,941	(65,009)		443,932

Operating income	287,625	84,202		371,827	114,978	65,009		179,987

Equity in losses of affiliated companies	3,338	(3,031	) (4)	307	5,202	(5,202	) (4)	—
Interest and other income, net	68,189	4,936	(2)(5)	73,125	19,209	298	(5)	19,507

Income before taxes	352,476	92,169		444,645	128,985	70,509		199,494

Income tax provision (benefit)	201,364	(76,864	) (7)	124,500	82,916	(19,078	) (7)	63,838

Net income	$151,112	$169,033		$320,145	$46,069	$89,587		$135,656

Per common share:
Net income — basic	$0.40	$0.44	(8)	$0.84	$0.13	$0.26	(8)	$0.39

Net income — diluted	$0.36	$0.39	(8)	$0.75	$0.12	$0.23	(8)	$0.35

Weighted average shares — basic	380,841			380,841	347,687			347,687

Weighted average shares — diluted	431,208			431,208	403,092			403,092

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1)	Adjusted net income and adjusted per share amounts for the nine-month periods ended September 30, 2007 and 2006 eliminate the effects of charges for share-based employee compensation expense associated with the application of the Statement of Financial Accounting Standards, or SFAS, No. 123 (revised 2004), “Share-Based Payment”, or SFAS 123(R). The after tax net impact of share-based employee compensation expense reduced GAAP net income by $33,273, or $0.08 per diluted share, for the nine-month period ended September 30, 2007 and $40,645, or $0.10 per diluted share, for the nine-month period ended September 30, 2006. Adjusted net income and per share amounts for the nine-month periods ended September 30, 2007 and 2006 also exclude amortization of acquisition intangibles resulting from the acquisition of Penn T Limited, charges to record our share of equity losses in EntreMed, Inc., charges recorded for changes in the estimated value of our investment in EntreMed, Inc. warrants and adjustments to the income tax provision to reflect an estimated pro-forma income tax rate. Also, the nine-month period ended September 30, 2006 excludes accelerated depreciation expense related to the Company’s corporate headquarters relocation. The nine-month period ended September 30, 2007 also excludes research charges related to our collaborative arrangements with Array Biopharma, Inc. and PTC Therapeutics. See below for a description of line item adjustments.
Line Item Adjustments:

(2)	To exclude SFAS 123(R) share-based compensation expense totaling $41,630 and $58,695 for the nine-month periods ended September 30, 2007 and 2006, respectively.

(3)	To exclude the amortization of acquisition intangibles resulting from the acquisition of Penn T Limited in the amount of $6,755 in 2007 and $6,450 in 2006 and to exclude accelerated depreciation expense related to the relocation of the Company’s corporate

(4)	To exclude the Company’s share of equity losses in EntreMed, Inc. and to adjust for our share of THALOMID royalties payable to EntreMed, Inc.

(5)	To exclude the charge recorded for changes in the estimated value of the Company’s investment in EntreMed, Inc. warrants.

(6)	To exclude $41,050 of research and development charges related to the 2007 collaboration arrangements with Array Biopharma, Inc. and PTC Therapeutics.

(7)	The adjusted income tax provision reflects an annualized 28.0% estimated pro-forma income tax rate for 2007 and a 32.0% estimated pro-forma income tax rate for 2006. The tax rates for both years were computed by taking the Company’s GAAP earnings in each taxable jurisdiction in which the Company operates and making adjustments required to arrive at taxable income (“book-tax adjustments”). Taxable income is increased to add-back the tax deduction for the exercise of employee stock options. In jurisdictions where net operating losses are available for carry forward, taxable income is reduced by the amount of net operating loss carry forwards that the Company believes will be deductible and sustainable upon audit. Taxable income, after the adjustments for employee stock options and net operating loss carryforwards, is multiplied by the applicable statutory tax rate to arrive at estimated taxes due. Estimated taxes due are divided by the Company’s adjusted income before taxes to arrive at the pro-forma income tax rates.

(8)	Adjusted per share amounts represent adjusted net income divided by the GAAP weighted average number of shares outstanding.

Celgene Corporation and Subsidiaries
Consolidated Balance Sheet Data
(Unaudited)
(In thousands, except per share data)

	September 30,	December 31,
	2007	2006

Cash, cash equivalents & marketable securities	$2,529,705	$1,982,220
Total assets	3,373,185	2,735,791
Convertible notes	399,731	399,889
Stockholders’ equity	2,479,326	1,976,177